Contact:                 Scott T. Smith                                                                                                For immediate release
513-661-0457

Cheviot Financial Corp. Reports Fourth-Quarter and Annual Earnings

CINCINNATI, Ohio – February 3, 2015 – Cheviot Financial Corp. (NASDAQ: CHEV), the parent company of Cheviot Savings Bank, today reported net earnings for the fourth fiscal quarter of 2014 of $836,000, or $0.13 per share based upon 6,541,410 weighted average shares outstanding at December 31, 2014. Net earnings for the three months ended December 31, 2013 totaled $355,000 or $0.06 per share based upon 6,628,306 weighted average shares outstanding at December 31, 2013.  Net earnings for the year ended December 31, 2014 was $3.1 million, or $0.47 per share based on 6,585,061 weighted average shares outstanding at December 31, 2014, compared to $1.4 million for the year ended December 31, 2013, or $0.21 per share based on 6,863,238 weighted average shares outstanding at December 31, 2013.

For the three months ended December 31, 2014:

Net earnings for the three months ended December 31, 2014 totaled $836,000, a $481,000, or 135.4% increase from the $355,000 of earnings reported in the December 2013 period.  The increase in net earnings reflects a decrease of $304,000 in the provision for losses on loans, an increase in other income of $260,000, a decrease of $147,000 in general, administrative and other expense, and an increase in net interest income of $66,000, which were partially offset by an increase of $296,000 in the provision for federal income taxes.

Total interest income decreased $110,000, or 2.3%, to $4.6 million for the three months ended December 31, 2014, from the comparable quarter in 2013.   Interest income on loans decreased $125,000, or 3.3%, to $3.7 million during the 2014 quarter from $3.8 million for the 2013 quarter.  This decrease was due primarily to a $1.0 million, or 0.3%, decrease in the average balance of loans outstanding and a 13 basis point decrease in the average yield on loans to 4.36% for the 2014 quarter from 4.49% for the three months ended December 31, 2013.  Interest income on mortgage-backed securities increased $30,000, or 50.0%, to $90,000 for the three months ended December 31, 2014, from $60,000 for the comparable 2013 quarter, due primarily to a $6.4 million, or 49.5% increase in the average balance of securities outstanding and by a one basis point increase in the average yield.  Interest income on investment securities decreased $15,000, or 2.0%, to $742,000 for the three months ended December 31, 2014, compared to $757,000 for the same quarter in 2013, due primarily to a decrease of $24.7 million in the average balance of investment securities outstanding, which was partially offset by a 30 basis point increase in the average yield to 2.20% in the 2014 quarter.  Interest income on other interest-earning deposits decreased $1,000, or 1.1% to $90,000 for the three months ended December 31, 2014.

Interest expense decreased $176,000, or 17.5% to $827,000 for the three months ended December 31, 2014, from $1.0 million for the same quarter in 2013.  Interest expense on deposits decreased by $135,000, or 16.0%, to $707,000, from $842,000, due primarily to a nine basis point decrease in the average costs of deposits to 0.63% and a $16.9 million, or 3.6% decrease in the average balance of deposits outstanding.  The decrease in the average cost of deposits is due to the overall changes in the deposit composition and lower market rates for the period.  Interest expense on borrowings decreased by $40,000, or 24.8%, due primarily to a $4.6 million decrease in the average balance outstanding and an eight basis point decrease in the average cost of borrowings.

As a result of the foregoing changes in interest income and interest expense, net interest income increased by $66,000, or 1.8%, to $3.7 million for the three months ended December 31, 2014, as compared to the same quarter in 2013.  The average interest rate spread increased to 2.99% for the three months ended December 31, 2014 from 2.82% for the three months ended December 31, 2013.  The net interest margin increased to 3.03% for the three months ended December 31, 2014 from 2.86% for the three months ended December 31, 2013.

For the three months ended December 31, 2014, the company recorded a provision for losses on loans of $214,000, as compared to $518,000 for the three months ended December 31, 2013.  At December 31, 2014, non-performing loans as a percent of net loans decreased to 1.5% from 2.2% at December 31, 2013.

Other income increased $260,000, or 37.1%, to $961,000 for the three months ended December 31, 2014, compared to the same quarter in 2013, due primarily to an increase in the gain on sale of investment and mortgage-backed securities of $255,000 and an increase in the gain on sale of real estate acquired through foreclosure of $166,000.

General, administrative and other expense decreased $147,000, or 4.3%, to $3.3 million for the three months ended December 31, 2014.  This decrease is a result of a decrease of $140,000 in employee compensation expense, a decrease of $64,000 in occupancy and equipment expense, a decrease of $58,000 in property, payroll and other taxes, and a decrease of $92,000 in the impairment of real estate owned expense, which were partially offset by an increase of $62,000 in data processing.

The provision for federal income taxes increased $296,000 for the three months ended December 31, 2014.   The effective tax rate for the three months ended December 31, 2014 was 31.5%.

For the year ended December 31, 2014:

Net earnings for the year ended December 31, 2014 totaled $3.1 million, a $1.6 million, or 115.0% increase from the $1.4 million in net earnings reported for 2013.  The increase in net earnings reflects an increase in other income of $1.2 million, a decrease of $1.1 million in general, administrative and other expense, and a decrease in the provision for losses on loans of $419,000, which were partially offset by a decrease in net interest income of $67,000, and an increase in the provision for federal income taxes of $923,000.

Total interest income decreased $878,000, or 4.5%, to $18.4 million for the year ended December 31, 2014, from the 2013 year.   Interest income on loans decreased $902,000, or 5.8%, to $14.7 million during 2014 from $15.6 million for 2013.  This decrease was due primarily to a $3.7 million decrease in the average balance of loans outstanding and by a 22 basis point decrease in the average yield to 4.43% from 4.65% in 2013.  Interest income on mortgage-backed securities increased $94,000, or 48.0%, to $290,000 for the year ended December 31, 2014, from $196,000 for the 2013 period, due primarily to an increase of $4.7 million in the average balance of securities outstanding and by a six basis point increase in yield year over year.  Interest income on investment securities decreased $47,000, or 1.5%, to $3.1 million for the year ended December 31, 2014, compared to the same period in 2013, due primarily to a decrease of $27.0 million, or 15.7%, in the average balance of investment securities outstanding, which was partially offset by a 30 basis point increase in the average yield to 2.12% for the 2014 period. Interest income on other interest-earning deposits decreased $23,000, or 6.1%, to $357,000 for the year ended December 31, 2014, as compared to the same period in 2013.

Interest expense decreased $811,000, or 18.7%, to $3.5 million for the year ended December 31, 2014, from $4.3 million for the same period in 2013.  Interest expense on deposits decreased by $636,000, or 17.6%, to $3.0 million from $3.6 million, due primarily to a $17.0 million decrease in the average balance outstanding, which was partially offset by an 11 basis point decrease in the average costs of deposits to 0.65% during the 2014 period.  Interest expense on borrowings decreased by $175,000, or 24.7%, due primarily to a $4.8 million, or 22.4%, decrease in the average balance outstanding and a 10 basis point decrease in the average cost of borrowings.

As a result of the foregoing changes in interest income and interest expense, net interest income decreased by $67,000, or 0.4%, to $14.9 million for the year ended December 31, 2014.  The average interest rate spread increased 15 basis points to 2.96% for the year ended December 31, 2014 from 2.81% for the year ended December 31, 2013.  The net interest margin increased to 2.99% for the year ended December 31, 2014 from 2.86% for the year ended December 31, 2013.

For the year ended December 31, 2014, the company recorded a provision for losses on loans of $1.0 million, as compared to $1.4 million for the year ended December 31, 2013.

Other income increased $1.2 million, or 43.0%, to $3.9 million for the year ended December 31, 2014, compared to the same period in 2013, due primarily to the gain on sale of investment and mortgage-backed securities of $1.1 million and the absence during the 2014 period of a loss on sale of office premises and equipment of $255,000.

General, administrative and other expense decreased $1.1 million, or 7.3%, to $13.3 million for the year ended December 31, 2014, from $14.4 million for the comparable period in 2013.  The decrease is a result of a decrease of $332,000 in employee compensation and benefits, a decrease of $220,000 in occupancy and equipment, a decrease of $276,000 in property, payroll and other taxes, which were partially offset by an increase of $89,000 in data processing expense.

The provision for federal income taxes increased $923,000 for the year ended December 31, 2014.   The effective tax rate for the year ended December 31, 2014 was 30.4%.

Financial Condition Changes at December 31, 2014 and December 31, 2013:

At December 31, 2014, total assets were $571.2 million, compared to $587.1 million at December 31, 2013.  Total assets decreased $15.9 million, or 2.7%, primarily due to the decrease in investment securities of $26.9 million and a decrease in mortgage-backed securities of $3.1 million.  The decrease in investment securities was a result of calls of $42.5 million, the sale of investment securities of $6.4 million and the sale of corporate securities of $2.7 million, which were offset by an increase in the fair market value of securities designated as available for sale of $8.8 million.  The decrease in mortgage-backed securities resulted from the sale of $10.6 million in securities and principal repayments of $2.5 million, which were partially offset by purchases of $10.1 million.

Total liabilities were $475.1 million at December 31, 2014, a decrease of $21.1 million, or 4.3% compared to $496.2 million at December 31, 2013.  The decrease in total liabilities is a result of a decrease of $17.6 million, or 3.8% in total deposits which totaled $451.8 million at December 31, 2014, as compared to $469.4 million at December 31, 2013.  Advances from the Federal Home Loan Bank of Cincinnati decreased by $4.4 million, or 22.9%, to $14.9 million at December 31, 2014, from $19.3 million at December 31, 2013.  The decrease is a result of approximately $4.3 million in repayments during the year ended December 31, 2014.

Shareholders’ equity at December 31, 2014 was $96.2 million, an increase of $5.3 million, or 5.8%, from December 31, 2013.  The increase primarily resulted from net income of $3.1 million and a decrease in the unrealized loss on securities designated as available for sale of $5.7 million, which were partially offset by repurchasing 127,000 shares at an average price of $11.37 per share through the stock buyback program for a total cost of $1.5 million and dividend payments on common stock of $2.4 million.  At December 31, 2014, tangible book value per share was $12.72 as compared to $11.72 at December 31, 2013.  Tangible book value per share was affected by the increase in the fair market value of investment securities designated as available for sale as other comprehensive loss decreased during the 2014 period.  At December 31, 2014, other comprehensive loss was $1.5 million.  Over time, the impact of the other comprehensive loss on our tangible book value per share will decrease as investments are called or mature at par; however, a sudden increase in interest rates can have an adverse effect, as increases in rates may increase accumulated comprehensive loss.

Cheviot Financial Corp.

SUMMARIZED
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION AND
CONSOLIDATED STATEMENTS OF INCOME

The following tables set forth consolidated selected financial and other data of Cheviot Financial Corp. at the dates and for the periods presented.

	For the Year Ended
	(Unaudited)
	12/31/2014	12/31/2013
Selected Operating Data:	(In thousands, except per share data)
Total interest income	$18,434	$19,312
Total interest expense	3,520	4,331
Net interest income	14,914	14,981
Provision for losses on loans	1,024	1,443
Net interest income after provision for losses on loans.	13,890	13,538
Total other income	3,863	2,701
Total general, administrative and other expense	13,330	14,386
Earnings before income taxes	4,423	1,853
Federal income taxes	1,344	421
Net earnings	$3,079	$1,432

Earnings per share – basic and diluted	$0.47	$0.21

	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
	12/31/2014	9/30/2014	6/30/2014	3/31/2014	12/31/2013
ASSETS:	(In thousands)
Cash and cash equivalents	$42,439	$16,298	$39,057	$39,816	$22,112
Investment securities available for sale	126,999	144,289	144,123	140,702	153,942
Mortgage-backed securities available for sale.	9,400	17,902	8,667	9,130	9,361
Mortgage-backed securities held to maturity – at cost	-	2,769	2,880	2,995	3,116
Loans receivable, net (1)	337,095	335,199	328,187	332,213	336,837
Other assets	55,304	56,376	58,129	59,397	61,742
Total Assets	$571,237	$572,833	$581,043	$584,253	$587,110

LIABILITIES:
Deposits	$451,784	$455,805	$463,889	$466,635	$469,387
Advances from the Federal Home Loan Bank	14,851	15,444	16,187	17,801	19,261
Other liabilities	8,420	6,831	6,626	7,122	7,535
Total Liabilities	475,055	478,080	486,702	491,558	496,183
Total Shareholders’ equity	96,182	94,753	94,341	92,695	90,927
Total Liabilities & Shareholders’ equity	$571,237	$572,833	$581,043	$584,253	$587,110

(1)	Includes loans held for sale, net of allowance for loan losses and deferred loan costs.

	For the Three Months Ended
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
	12/31/2014	9/30/2014	6/30/2014	3/31/2014	12/31/2013
	(In thousands, except per share data)

Total interest income	$4,579	$4,573	$4,629	$4,653	$4,689
Total interest expense	827	868	905	920	1,003
Net interest income	3,752	3,705	3,724	3,733	3,686
Provision for losses on loans	214	255	355	200	518
Net interest income after provision for
losses on loans	3,538	3,450	3,369	3,533	3,168
Total other income	961	923	935	1,044	701
Total general, administrative and other expense	3,278	3,062	3,574	3,416	3,425
Earnings before income taxes	1,221	1,311	730	1,161	444
Federal income taxes	385	410	203	346	89
Net earnings	$836	$901	$527	$815	$355

Earnings per share – basic and diluted	$0.13	$0.14	$0.08	$0.12	$0.06

Cheviot Financial Corp.
SELECTED FINANCIAL AND OTHER DATA

	For the Three Months Ended
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
	12/31/2014	9/30/2014	6/30/2014	3/31/2013	12/31/2013

Selected Financial Ratios and Other Data:(1)
Performance Ratios:
Return on average assets	0.59%	0.62%	0.36%	0.56%	0.24%
Return on average equity	3.50	3.80	2.26	3.56	1.52
Average equity to average assets	16.72	16.43	15.97	15.79	15.87
Net interest margin (2)	3.03	2.97	2.98	2.96	2.86
Interest rate spread (2)	2.99	2.94	2.95	2.93	2.82
Average interest-earning assets to average
interest-bearing liabilities	106.04	104.62	102.92	104.43	105.33
Total general, administrative and other expenses
to average total assets	2.30	2.12	2.45	2.35	2.32
Efficiency ratio (3)	69.55	66.16	76.73	71.52	78.07

Other Financial Ratios:
Basic earnings per share	$0.13	$0.14	$0.08	$0.12	$0.06
Diluted earnings per share	$0.13	$0.14	$0.08	$0.12	$0.06
Tangible book value per common share	$12.72	$12.53	$12.46	$12.05	$11.72
Shares outstanding	6,718,795	6,707,803	6,707,803	6,793,903	6,834,803
Weighted average shares	6,541,410	6,539,499	6,607,066	6,653,983	6,628,306
Weighted average diluted shares	6,605,690	6,602,029	6,612,977	6,658,492	6,633,549

Asset Quality Ratios:
Nonperforming loans as a percent of net loans (4)	1.51%	1.62%	1.43%	1.67%	2.07%
Nonperforming assets as a percent of total assets (4)	1.21	1.35	1.29	1.46	1.75
Allowance for loan losses as a percent of net loans	0.66	0.66	0.61	0.52	0.50
Allowance for loan losses as a percent of nonperforming assets (4)	32.40	28.76	26.64	20.25	16.57
Allowance for loan losses as a percent of net originated loans (5)	0.66	0.62	0.61	0.59	0.58
Allowance for loan losses as a percent of net purchased loans	0.77	0.88	0.71	0.53	0.53
Allowance for loan losses as a percent of originated non-performing assets (5)	41.88	39.36	43.15	32.09	25.38
Allowance for loan losses as a percent of purchased non-performing assets	20.23	18.66	14.90	9.54	8.29
Net charge-offs to average loans	0.06	0.01	0.08	0.05	0.38

Regulatory Capital Ratios (Bank Only):
Tangible capital	13.88%	14.07%	13.73%	13.59%	13.46%
Core capital	13.88	14.07	13.73	13.59	13.46
Risk-based capital	25.23	25.57	26.50	25.70	25.26

Number of:
Banking offices	12	12	12	12	12

(1)	With the exception of end of period ratios, all ratios are based on average monthly balances during the periods.
(2)
Interest rate spread represents the difference between the weighted-average yield on interest-earning assets and the weighted-average rate on interest-bearing liabilities.  Net interest margin represents net interest income as a percentage of average interest-earning assets.

(3)	Efficiency ratio represents the ratio of general, administrative and other expenses divided by the sum of net interest income and total other income.
(4)
Nonperforming loans consist of non-accrual loans and accruing loans greater than 90 days delinquent, while nonperforming assets consist of non-performing loans and real estate acquired through foreclosure.  Includes non-performing assets acquired from First Franklin Corporation.

(5)	Ratios exclude the effects of loans and non-performing assets acquired from First Franklin Corporation.

Cheviot Savings Bank was established in 1911 and currently has twelve full-service offices in Hamilton County, Ohio.

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"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this release which are not historical facts are forward-looking and involve risks and uncertainties. The company undertakes no obligation to update any forward-looking statement.